Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (File No. 333-282540) on Form S-1 of our report dated March 28, 2025 with respect to the audited consolidated financial statements of SBC Medical Group Holdings Incorporated for the years ended December 31, 2024 and 2023, which appears in the Prospectus Supplement No. 2 of SBC Medical Group Holdings Incorporated, dated March 31, 2025, which forms a part of this Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Tokyo, Japan

March 31, 2025